[HUGHES HUBBARD & REED LLP LETTERHEAD]

                                                                     Exhibit 5.1


                                          December 15, 1998



Worldtex, Inc.
212 12th Avenue, N.E.
Hickory, North Carolina 28601

Ladies & Gentlemen:

            You have requested our opinion in connection  with the  Registration
Statement on Form S-8 (the "Registration Statement") of Worldtex, Inc. (the "Company") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 750,000 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock") and related rights to purchase shares of Series A Junior Participating Preferred Stock (the "Rights") to be issued in accordance with the provisions of the Company's 1992 Stock Incentive Plan, as amended and restated effective May 14, 1998 (the "Plan") or upon exercise of a stock option granted to Edward Gleadall on November 10, 1997 (the "Stock Option").

            This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the General Corporation Law of the State of Delaware. We are not members of the Delaware Bar.

            Based upon and subject to the foregoing, we are of the opinion that when (i) the applicable provisions of the Act and of such "Blue Sky" or other state securities laws as may be applicable shall have been complied with, (ii) the Shares deliverable upon exercise of the Stock Option shall have been issued in accordance with the terms of the Stock Option, (iii) the Shares deliverable under the Plan upon exercise of stock options or stock appreciation rights or as restricted or deferred stock subject to forfeiture upon a failure to render specified future services, shall have been issued in consideration of the payment of cash or the rendition of prior services in an amount at least equal to the aggregate par value of such Shares, or delivered from the treasury of the Company, in each case in accordance with the terms of the Plan, (iv) the Shares deliverable under the Plan as restricted or deferred stock which are not subject to forfeiture shall have been issued in consideration of the payment of cash or the rendition of prior services in an amount equal to the value of such Shares and in accordance with the terms of the Plan, and (v) the Share certificates shall have been duly executed and delivered, (a) the Shares will be legally issued, fully paid and nonassessable, and (b) the Rights attached to such

Shares, when issued in accordance with the terms of the Share Purchase Rights Agreement, dated as of August 1, 1992, by and between the Company and Chemical Bank, as Rights Agent, will be legally issued.

            In reaching our opinion with respect to the Shares issued as restricted or deferred stock described in clause (iii) above, we have concluded that the fact that such Shares are subject to forfeiture if the recipient thereof fails to provide services as specified in the grant letter with respect thereto should be regarded as substantially equivalent to a binding commitment to pay the balance of the purchase price over the amount paid in cash or prior services upon issuance.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,



                                         /s/ Hughes Hubbard & Reed LLP